Exhibit 99.2
COMBINED FINANCIAL STATEMENTS
Universal Manufacturing and Logistics
Years ended December 31, 2004, 2003 and 2002
with Report of Independent Auditors

Universal Manufacturing and Logistics
Combined Financial Statements
Years ended December 31, 2004, 2003 and 2002
Contents

Report of Independent Auditors	1

Combined Balance Sheets	2
Combined Statements of Income	3
Combined Statements of Net Assets Deficiency	4
Combined Statements of Cash Flows	5
Notes to Combined Financial Statements	6

▪ Ernst & Young LLP 5 Times Square New York, New York 10036-6530	▪ Phone: (212) 773-3000 www.ey.com
Report of Independent Auditors
The Board of Directors of
   Universal Music Group
We have audited the accompanying combined balance sheets of Universal Manufacturing and Logistics (“UML”) as of December 31, 2004 and 2003, and the related combined statements of income, net assets deficiency, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of UML’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of UML’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of UML’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Universal Manufacturing and Logistics at December 31, 2004 and 2003, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States.
August 5, 2005
A Member Practice of Ernst & Young Global

Universal Manufacturing and Logistics
Combined Balance Sheets
(Dollars in Millions)

	December 31
	2004	2003

Assets
Cash and cash equivalents	$0.2	$0.2
Accounts receivable (net of allowances of $0.1 and $0.2, respectively)	5.7	3.7
Loan receivable due from affiliate	25.7	—
Inventories, net	8.9	9.5
Spare parts, net	3.4	3.4
Deferred tax assets	3.9	3.5
Other current assets	1.0	1.0

Total current assets	48.8	21.3

Property, plant and equipment, net	39.2	83.4
Other assets	0.7	0.7

Total assets	$88.7	$105.4

Liabilities and net assets deficiency
Accounts payable and accrued liabilities	$61.2	$61.3

Total current liabilities	61.2	61.3

Deferred income taxes	3.8	2.9
Income tax payable due to an affiliate	140.9	89.5
Long term accrued liabilities	24.5	64.2
Other liabilities	5.2	5.5

Total long term liabilities	174.4	162.1

Total liabilities	235.6	223.4

Commitments and contingencies (Note 13)

Net assets deficiency	(146.9)	(118.0)

Total liabilities and net assets deficiency	$88.7	$105.4

The accompanying notes are an integral part of these financial statements.

Universal Manufacturing and Logistics
Combined Statements of Income
(Dollars in Millions)

	Year ended December 31
	2004	2003	2002

Revenues	$403.1	$345.6	$396.8
Cost of sales	(225.6)	(184.9)	(187.4)

	177.5	160.7	209.4
General and administrative costs	(57.4)	(72.7)	(72.3)

Operating income	120.1	88.0	137.1
Other income (expense):
Interest income	0.7	—	0.1
Interest expense	(0.9)	(0.6)	(0.1)
Other	(2.8)	(0.5)	(0.2)

Income before income tax provision	117.1	86.9	136.9
Income tax provision	50.8	32.1	51.1

Net income	$66.3	$54.8	$85.8

The accompanying notes are an integral part of these financial statements.

Universal Manufacturing and Logistics
Combined Statements of Net Assets Deficiency
(Dollars in Millions)

Balance at December 31, 2001	$12.6
Components of comprehensive income:
Net income	85.8
Foreign currency translation adjustments	7.0
Additional minimum pension liabilities, net of tax	(0.6)

Total comprehensive income	92.2
Increase in amounts due from affiliates	(165.8)

Balance at December 31, 2002	(61.0)
Components of comprehensive income:
Net income	54.8
Foreign currency translation adjustments	14.9
Additional minimum pension liabilities, net of tax	(2.5)

Total comprehensive income	67.2
Increase in amounts due from affiliates	(124.2)

Balance at December 31, 2003	(118.0)
Components of comprehensive income:
Net income	66.3
Foreign currency translation adjustments	11.5
Additional minimum pension liabilities, net of tax	(1.0)

Total comprehensive income	76.8
Increase in amounts due from affiliates	(105.7)

Balance at December 31, 2004	$(146.9)

The accompanying notes are an integral part of these financial statements.

Universal Manufacturing and Logistics
Combined Statements of Cash Flows
(Dollars in Millions)

	Year ended December 31
	2004	2003	2002

Operating activities
Net income	$66.3	$54.8	$85.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17.5	11.2	12.2
Loss on sale of property, plant and equipment	2.3	0.5	—
Deferred income taxes	0.5	1.1	2.3
Changes in operating assets and liabilities:
Accounts receivable	(2.0)	(0.1)	3.9
Inventories	0.6	(2.9)	0.8
Spare parts	—	(0.6)	0.4
Other current assets	—	(0.2)	0.3
Other noncurrent assets	—	0.2	0.2
Accounts payable and accrued liabilities	(1.1)	7.5	7.4
Income tax payable	51.4	33.8	55.6
Long-term accrued liabilities and other liabilities	(40.0)	14.7	4.7

Net cash provided by operating activities	95.5	120.0	173.6

Investing activities
Loan to affiliate	(25.7)	—	—
Proceeds from sale of property, plant and equipment	31.9	—	—
Capital expenditures	(7.5)	(10.9)	(10.9)

Net cash used in investing activities	(1.3)	(10.9)	(10.9)

Financing activities
Increase in intercompany receivable	(105.7)	(124.2)	(165.8)

Net cash used in financing activities	(105.7)	(124.2)	(165.8)

Effect of exchange rate changes on cash	11.5	15.0	3.3

Net (decrease) increase in cash and cash equivalents	—	(0.1)	0.2
Cash and cash equivalents at beginning of the year	0.2	0.3	0.1

Cash and cash equivalents at end of the year	$0.2	$0.2	$0.3

Supplemental disclosure of cash flow information
Interest paid	$0.4	$0.4	$0.4

The accompanying notes are an integral part of these financial statements.

Universal Manufacturing and Logistics
Notes to Combined Financial Statements
December 31, 2004
1. Description of Businesses
The businesses included in these Combined Financial Statements of Universal Manufacturing and Logistics (“UML”) comprise the manufacturing and distribution operations of Universal Music Group (“UMG”) in the United States and Germany. In the United States, these operations consist of certain assets and liabilities through which UMG manufactures and distributes compact discs (“CDs”) and related products (primarily DVDs) in the United States. Germany operations consist of Universal Manufacturing and Distribution GmbH, which manufactures and distributes compact discs and related products primarily in Europe. Both operations are wholly owned by UMG and substantially all product is manufactured and distributed for UMG affiliates. The degree of dependence of UML on UMG and its affiliates is more fully disclosed in Note 3 below. Certain operations of the German legal entity have been excluded from these Combined Financial Statements to reflect the German operations sold to Blitz 05-107 GmbH (“EDC Germany”).
On May 31, 2005, Entertainment Distribution Company (USA), LLC (“EDC USA”) and EDC Germany, each of which is an indirect subsidiary of Glenayre Technologies, Inc. (“Glenayre”), collectively purchased UML. See Note 15 for further information.
2. Basis of Presentation
These combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States.
The operations have been presented on a combined basis as they are under the common control of UMG and represent a combination of the assets and liabilities, revenues and expenses and cash flows which collectively comprise UML after eliminating balances owing to, or from, other UML entities.
The accompanying Combined Financial Statements reflect the historical results for the periods presented of those operations included in the sale to EDC USA more fully described in Note 15. Where appropriate, transactions which had been reflected in the historical managerial results of UML, but did not reflect arms length transactions, or the underlying risks and rewards of UML, have been excluded from these Combined Financial Statements.

Universal Manufacturing and Logistics
Notes to Combined Financial Statements (continued)
2. Basis of Presentation (continued)
The accompanying Combined Financial Statements include allocations of certain costs of UMG to present the financial position, results of operations, changes in equity and cash flows of UML’s US operations on a stand alone basis. The financial information included herein does not necessarily reflect the financial position, results of operations, and cash flows of UML in the future or what would have been reflected had UML been a separate, stand alone entity during the periods presented. Certain general and administrative costs incurred by UMG, or other UMG related entities, have been allocated to UML US operations, including pension and other benefit related costs, insurance related costs and other general and administrative costs. These cost allocations were determined based on specific identification or allocations based on UML’s US operations headcount. The costs allocated to UML US operations are not necessarily indicative of the costs that would have been incurred if UML had obtained such services independently, nor are they indicative of costs that will be charged or incurred in the future.
The income tax provisions, and current and deferred tax balances have been prepared as if UML operated as a stand alone taxpayer. Although UML’s taxable results are included in the consolidated income tax returns of UMG or its subsidiaries, all current and deferred tax assets and liabilities have been separately stated in the accompanying Combined Balance Sheets. See Note 9 for additional information related to taxes.
UML has various commercial and financing arrangements with UMG and its affiliates. More specifically, UML does not hold its own bank accounts for its normal trading activity and substantially all of its cash transactions are carried out through intercompany accounts. Given the intercompany nature of these and other arrangements, the related payables and receivables generally are not settled through periodic cash payments and receipts. In addition, such balances were not repaid nor acquired by EDC USA as part of the sale of UML. Accordingly, the net amounts due from all transactions with UMG affiliated companies have been classified as net assets in the accompanying Combined Balance Sheets.
Certain transactions and balances are included in these Combined Financial Statements which were originated by UMG management. These transactions may not have been entered into had UML been a stand alone entity. These transactions are described in more detail in Note 12, or elsewhere in these Combined Financial Statements where appropriate.

Universal Manufacturing and Logistics
Notes to Combined Financial Statements (continued)
3. Risks and Uncertainties
Concentration of Credit Risk
As disclosed in Note 1 above, in excess of 90% of UML’s revenues are earned from UMG and its affiliates and substantially all of its cash payments and receipts are effected via intercompany accounts with UMG and its affiliates. Therefore, UML is significantly dependent on UMG and its affiliates.
Concentration of Suppliers
UML has a limited number of suppliers who are able to provide it with its raw materials. In Germany, all polystyrene (accounting for approximately 3.0% of total cost of sales) is purchased from BP PLC and all polycarbonate (accounting for approximately 3.0% of total cost of sales) is purchased from Bayer AG. In the United States, all polycarbonate (accounting for approximately 2% of total cost of sales) is purchased from Bayer Polymers LLC. These inputs are crucial to the production of CDs and DVDs and while there are alternative suppliers of these products, it would be extremely disruptive to UML’s production if either of these companies were unable to deliver its product to UML.
Workforce Subject to Collective Bargaining Agreements
In the United States, approximately 28% of UML’s workforce of 950 employees is unionized and subject to collective bargaining agreements. None of these agreements expire within one year. In Germany, approximately 44% of UML’s workforce of 830 employees is unionized. However, collective bargaining agreements negotiated by the unions cover the whole workforce. None of these agreements expire within one year.

Universal Manufacturing and Logistics
Notes to Combined Financial Statements (continued)
4. Summary of Significant Accounting Policies
Use of Estimates
The preparation of these Combined Financial Statements requires management to make informed estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the Combined Financial Statements and the reported amounts of revenues and expenses during the reporting period. On an on going basis, management evaluates its estimates and judgments to evaluate the ultimate recoverability of accounts receivable and in determining valuation allowances for inventories, long lived assets, pension liabilities and deferred taxes. Estimates and judgments are also required and regularly evaluated concerning financial operations, restructuring costs, contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Allocation methodologies used to prepare the Combined Financial Statements are based on estimates and have been described in the notes, where appropriate. Actual results could differ significantly from these estimates under different assumptions or conditions. Changes in estimates are reflected in the Combined Financial Statements in the period in which they become known.
Foreign Currency Translation
Translation of Universal Manufacturing and Logistics GmbH’s Operations
These Combined Financial Statements are stated in U.S. dollars. The operations of Universal Manufacturing and Logistics GmbH, for which the functional currency is the Euro, are translated into dollars at applicable exchange rates. All asset and liability accounts are translated at the appropriate year end exchange rate, and all income and expense accounts and cash flow statements are translated at average exchange rates. Adjustments resulting from such translation for the years covered by these Combined Financial Statements are reported separately as a component of accumulated other comprehensive income in equity.

Universal Manufacturing and Logistics
Notes to Combined Financial Statements (continued)
4. Summary of Significant Accounting Policies (continued)
Foreign Currency Transactions
Foreign currency transactions and balances are converted into dollars at the exchange rate on the transaction date and the balance sheet date, respectively. The resulting exchange gains and losses are recorded in current period earnings.
Revenues
Pursuant to Staff Accounting Bulletin 104, UML recognizes revenue when a signed contract exists, the fee is fixed and determinable, delivery has occurred, and collection of the resulting receivable is probable. Revenues from the sale of CDs and related products are recognized on shipment to third parties for product sales with terms FOB shipping point and on delivery for products sold FOB destination.
Revenues are based upon the transfer prices employed by UMG management as between UML and UMG affiliates during the years covered by these Combined Financial Statements. Management believes that these prices approximated the prices charged to third parties by UML for the same products. No volume or other discounts were permitted to UMG affiliates. These transfer prices differ significantly from the prices that will be charged to UMG by UML following its sale to EDC USA.
Cost of Sales and General and Administrative Costs
Cost of sales includes manufacturing costs and direct overhead and inventory obsolescence and distribution costs. Included in general and administrative costs are indirect overheads.
Shipping and Handling Costs Reimbursed by Customers
Shipping and handling costs reimbursed by customers for invoice charges such as postage, freight packing and small order surcharges are recorded as revenue. The total of these amounts was $8.4 million, $7.5 million and $6.4 million for each of the years ended December 31, 2004, 2003 and 2002, respectively. Shipping and handling costs are included within cost of sales in the Combined Statements of Income.

Universal Manufacturing and Logistics
Notes to Combined Financial Statements (continued)
4. Summary of Significant Accounting Policies (continued)
Income Taxes
The results of UML are included in the consolidated U.S. federal, and certain state, local and German income tax returns of UMG or its subsidiaries. The income tax provision reflected in the Combined Statement of Income of UML is presented as if UML had operated on a stand alone basis, consistent with the liability method prescribed by Statement of Financial Accounting Standards (“SFAS”) No. 109 “Accounting for Income Taxes”. Under the liability method, deferred income taxes are recognized based on the differences between the financial statement and tax bases of assets and liabilities. Deferred tax amounts, recorded at the tax rate in effect at the balance sheet date, are adjusted for the impact of changes in tax law and statutory tax rates in the period in which the laws are enacted. The majority of deferred tax balances are recognized for deductible timing differences and adjustments to the historical carrying value of assets and liabilities established at the time of the acquisition of UMG by Vivendi Universal S.A. of The Seagram Company Limited (“VU Acquisition”). A valuation allowance is provided when it is determined that it is more likely than not that deferred tax assets will not be recovered. The provisions of the American Job Creation Act should not have any material impact on these Combined Financial Statements.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash in banks and on hand. UML considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.
UML has agreements with UMG, whereby generally all cash received or paid by UML is included in, or funded by, clearing accounts or international cash pools within UMG’s centralized cash management system. Such balances are reflected as a reduction to net assets deficiency in the accompanying Combined Balance Sheets.
Inventories
Inventories are valued using average cost methods, and are recorded at the lower of cost or net realizable value.

Universal Manufacturing and Logistics
Notes to Combined Financial Statements (continued)
4. Summary of Significant Accounting Policies (continued)
Property, Plant and Equipment
Property, plant and equipment are carried at historical cost, except that, following the VU Acquisition, the owned buildings within UML were revalued to then current market value. Depreciation is computed using the straight line method based on the estimated useful life of the assets, generally 40 years for buildings, three to ten years for equipment and machinery, three to ten years for furniture and fixtures and three years for computer equipment. Assets acquired through capital leases are capitalized and amortized over the shorter of the lease term or the estimated useful life of the assets. Leasehold improvements are amortized over their estimated useful lives not to exceed the life of the lease.
Valuation of Long Lived Assets
UML periodically reviews the carrying value of its long lived assets, including property, plant and equipment, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. To the extent the estimated future cash inflows attributable to the asset, less estimated future cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value.
Fair Value of Financial Instruments
The carrying amounts of UML’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, approximate fair value because of their short maturities.
Segment Information
UML discloses information regarding segments in accordance with SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”. SFAS No. 131 establishes standards for reporting of financial information about operating segments in financial statements. The disclosure of segment information was not required as UML operates in only one reportable business segment, but does primarily operate from two geographical areas.

Universal Manufacturing and Logistics
Notes to Combined Financial Statements (continued)
5. Property, Plant and Equipment
Property, plant and equipment consist of the following:

	December 31
	2004	2003
	(Dollars in Millions)
Land	$1.2	$9.0
Buildings	6.0	68.5
Machinery and equipment	220.4	211.5
Construction-in-progress	0.5	2.1
Software	24.3	20.9
Other	10.9	10.5

Gross property, plant and equipment	263.3	322.5
Less accumulated depreciation and amortization	(224.1)	(239.1)

Net property, plant and equipment	$39.2	$83.4

Depreciation and amortization, including capitalized lease amortization for property, plant and equipment was $17.5 million, $11.2 million and $12.2 million for the years ended December 31, 2004, 2003 and 2002, respectively. Amortization related to capital leases was $0.1 million, $0.7 million and $0.6 million for the years ended December 31, 2004, 2003 and 2002, respectively. Accumulated amortization of capital leases was $2.9 million and $2.5 million at December 31, 2004 and 2003, respectively.
On June 30, 2004, UML sold its buildings in Germany. See Note 12 for further information.
6. Inventories
Inventories consist of the following:

	December 31
	2004	2003
	(Dollars in Millions)
Raw materials	$12.7	$10.7
Finished goods	4.2	4.2

	16.9	14.9
Less reserves for obsolete inventory	(8.0)	(5.4)

	$8.9	$9.5

Universal Manufacturing and Logistics
Notes to Combined Financial Statements (continued)
7. Accounts Payable and Accrued Liabilities
Accounts payable and accrued liabilities consist of the following:

	December 31
	2004	2003
	(Dollars in Millions)
Trade accounts payable	$31.5	$28.9
Accrued salaries and benefits	7.1	6.3
Taxes other than on income	0.6	0.8
Royalty accrued	6.9	5.0
Restructuring reserve (a)	2.4	4.4
Other	12.7	15.9

Account payable and accrued liabilities	$61.2	$61.3

(a) For further information regarding restructuring, see Note 11.
8. Long-term Accrued Liabilities
Provisions consist of the following:

	December 31
	2004	2003
	(Dollars in Millions)
Pensions (a)	$17.3	$55.1
Jubilee and related costs	7.2	6.9
Others	—	2.2

	$24.5	$64.2

(a) For further information regarding pensions, see Note 10.

Universal Manufacturing and Logistics
Notes to Combined Financial Statements (continued)
9. Income Taxes
The taxable results of UML are included in the consolidated U.S. federal and various state, local and German income tax returns of UMG or its subsidiaries. The tax provisions and related balance sheet disclosures have been prepared assuming UML was a stand alone taxpayer for the years presented.
Components of Pre-tax Income

	Year ended December 31
	2004	2003	2002
	(Dollars in Millions)
Pre-tax income attributable to:
U.S.	$95.7	$80.5	$122.4
Germany	21.4	6.4	14.5

	$117.1	$86.9	$136.9

Components of Income Tax Expense

	Year ended December 31
	2004	2003	2002
	(Dollars in Millions)
Current income tax provision applicable to:
U.S. Federal	$32.7	$25.6	$44.8
State and local	3.8	3.0	5.0
Germany	14.4	2.2	3.1

	50.9	30.8	52.9

Deferred income tax provision applicable to:
U.S. Federal	0.6	2.6	(2.0)
State and local	0.1	0.3	(0.1)
Germany	(0.8)	(1.6)	0.3

	(0.1)	1.3	(1.8)

Total income tax provision	$50.8	$32.1	$51.1

Universal Manufacturing and Logistics
Notes to Combined Financial Statements (continued)
9. Income Taxes (continued)
Components of Deferred Tax Assets and Liabilities

	December 31
	2004	2003
	(Dollars in Millions)
Deferred tax assets:
Provisions for bad debt	$4.3	$2.8
Provisions for risks and liabilities	2.4	5.5
Other	0.7	0.7

Gross deferred tax assets	7.4	9.0

Deferred tax liabilities:
Fixed assets	7.3	8.4

Gross deferred tax liabilities	7.3	8.4

Net deferred tax assets	$0.1	$0.6

Deferred tax assets and liabilities are recognized based on differences between the financial statement and tax basis of assets and liabilities using presently enacted tax rates.
Effective Income Tax Rate
The reconciliation of the differences between the U.S. federal statutory income tax rate and UMG’s effective income tax rate is as follows:

	December 31
	2004	2003	2002
U.S. federal statutory rate	35.0%	35.0%	35.0%
State and local, net of federal benefit	3.9	3.9	3.9
German statutory tax rates	4.5	(2.0)	(1.6)

Effective income tax rate	43.4%	36.9%	37.3%

UMG is subject to tax audits by the respective tax authorities of the jurisdictions in which UML has operations. However, following the sale to EDC USA, any tax assessments in respect of additional income taxes of years prior to the sale of UML are to UMG’s account. The increase in the effective income tax rate in 2004 was due to a non-deductible pension expense in Germany.

Universal Manufacturing and Logistics
Notes to Combined Financial Statements (continued)
10. Pensions and Other Postretirement Benefits
Summary
UML maintains defined benefit plans in the U.S. with the single exception of the Grover, North Carolina facility. Employees generally participate in defined benefit pension plans sponsored by UMG. In Germany, employees participate in one of four unfunded defined benefit plans.
Employees Participating in U.S. Plans
For the U.S. employees participating in UMG sponsored plans, for the years ended December 31, 2004, 2003 and 2002, UML recognized an expense of approximately $0.9 million, $1.4 million and $0.6 million, respectively, related to pensions and other postretirement benefits in respect of these employees. These expenses are determined by a formula which averages the per employee cost of these benefits across all employees in UMG’s U.S. operations participating in these plans for which UML is charged an allocable share of plan expenses. Management believes that this charge reflects, in all material respects, the costs that would be attributable to UML on a stand alone basis.
At the Grover facility, employees participate in a defined contribution plan (401k). UML recognized an expense of approximately $1.0 million, $1.1 million and $1.1 million for the years ended December 31, 2004, 2003 and 2002, respectively, related to this plan.
Employees in Germany
Employees in Germany participate in one of four defined benefit plans which offer materially the same benefits and have materially the same provisions. All plans are wholly unfunded. The following information relates solely to employees participating in UMG’s German pension plans and is based upon an actuarial review performed in May 2004.

Universal Manufacturing and Logistics
Notes to Combined Financial Statements (continued)
10. Pensions and Other Postretirement Benefits (continued)
The average rates and assumptions utilized in accounting for these plans for the years ended December 31, 2004, 2003 and 2002 were:

	Year ended December 31
	2004	2003	2002

Discount rate	4.40%	5.25%	5.50%
Rate of post retirement pension increase	1.50	1.50	1.50
Rate of compensation increase	3.50	3.50	3.50
Expected residual active life (in years)	10.00	11.00	11.00
The following tables provide reconciliations of the changes in benefit obligations and fair value of the plans’ assets for the years ended December 31, 2004 and 2003.

	December 31
	2004	2003
	(Dollars in Millions)
Change in benefit obligations
Benefit obligations at the beginning of the year	$64.1	$51.1
Service cost	0.8	0.7
Interest cost	2.5	3.1
Transfers	(46.4)	—
Actuarial loss, net	3.1	1.5
Benefits paid	(2.3)	(3.1)
Foreign currency exchange changes	1.8	10.8

Benefit obligation at the end of the year	$23.6	$64.1

Change in fair value of plans’ assets
Fair value of plans’ assets at the beginning of the year	$—	$—
Employers’ contributions	2.3	3.1
Benefits paid	(2.3)	(3.1)

Fair value of plan assets at the end of the year	$—	$—

Universal Manufacturing and Logistics
Notes to Combined Financial Statements (continued)
10. Pensions and Other Postretirement Benefits (continued)
The accumulated benefit obligation as of December 31, 2004 and 2003 is as follows:

	December 31
	2004	2003
	(Dollars in Millions)
Accumulated benefit obligation	$(20.2)	$(61.5)
UML expects benefits to be paid of approximately $0.5 million in each of the five years ended December 31, 2005, 2006, 2007, 2008 and 2009 and an aggregate of approximately $2.5 million in the five years following.
In 2004, the pension liabilities for inactive former employees and pensioners were transferred to Universal Pensionsverwaltung GmbH & Co. KG, a UMG affiliate.
The following tables provide the unfunded status, the breakdowns of the balance sheet net accrued liability and net periodic pension cost for the years ended December 31, 2004 and 2003:

	December 31
	2004	2003
	(Dollars in Millions)
Unfunded status
Unfunded status	$(23.6)	$(64.1)
Unrecognized actuarial loss	4.7	4.3

Net accrued liability	$(18.9)	$(59.8)

Amount recognized
Accrued benefit obligation	$(20.5)	$(61.9)
Accumulated other comprehensive income	1.6	2.1

	$(18.9)	$(59.8)

Reconciliation of FAS 87 accrued pension cost
Accrued at beginning of year	$(59.8)	$(48.9)
Net periodic pension cost	(3.3)	(3.8)
Company contributions	—	3.1
Benefits paid directly by UML for the year	2.3	—
Transfers	43.5	—
Foreign currency exchange changes	(1.6)	(10.2)

Accrued at end of year	$(18.9)	$(59.8)

Universal Manufacturing and Logistics
Notes to Combined Financial Statements (continued)
10. Pensions and Other Postretirement Benefits (continued)

	Year ended December 31
	2004	2003	2003
	(Dollars in Millions)
Net periodic pension cost
Service cost	$0.8	$0.7	$0.6
Interest cost	2.5	3.1	2.8

Total expense	$3.3	$3.8	$3.4

11. Restructuring Costs
UML engaged in restructuring activities in 2003 and 2004 to better position it in a market that has exhibited increasing levels of piracy and illegal downloading and the increased competition for the consumer dollar. These restructuring activities consisted of general headcount reductions. The total reduction in headcount was 175 employees. The remaining balance of the liability at the end of 2004 relates to extended payment terms for severance obligations. These remaining obligations are expected to be settled by the end of 2005. The charges made during the years ended December 31, 2004 and 2003, $1.0 million and $6.5 million, respectively, is recorded in General and Administrative Costs in the Combined Statement of Income. The following table illustrates the movements in this provision.

	December 31
	2004	2003
	(Dollars in Millions)
Restructuring provision at the beginning of the year	$4.4	$0.9
Charge	1.0	6.5
Utilization	(3.1)	(3.3)
Foreign currency exchange changes	0.1	0.3

Restructuring provision at the end of the year	$2.4	$4.4

Universal Manufacturing and Logistics
Notes to Combined Financial Statements (continued)
12. Related Party Transactions
Related Party Transactions with UMG and its Affiliates
In the normal course of conducting its business, UML has various transactions with UMG and its affiliates. The following is a summary of the principal transactions between UML and UMG and its affiliates.
Manufacturing and Distribution Services with UMG and its Affiliates
UML manufactures CDs and other related products for UMG and its affiliates. Amounts included in Revenues in connection with these services were $223.8 million in 2004, $175.2 million in 2003 and $224.3 million in 2002. Management believes that these revenues approximate market rates. UML also distributes product for UMG and its affiliates. Amounts included in Revenues in connection with these services were $141.4 million in 2004, $135.2 million in 2003 and $142.2 million in 2002. Management believes that these revenues approximate market rates.
Financing Arrangements with UMG and its Affiliates
UML has agreements with UMG, whereby all cash received or paid by UML is included in, or funded by, clearing accounts or international cash pools within UMG’s centralized cash management system.
Affiliated Management Services
Certain general and administrative costs incurred by UMG have been allocated to UML’s US operations, including legal, accounting, IT, financial and tax services. These cost allocations were determined based on specific identification or allocations based on UML’s headcount. The costs allocated to UML are not necessarily indicative of the costs that would have been incurred if UML had obtained such services independently, nor are they indicative of costs that will be charged or incurred in the future. However, management believes that such allocations are reasonable. Net amounts included in General and Administrative Costs in connection with these affiliated management service costs were $7.3 million in 2004, $11.9 million in 2003 and $12.8 million in 2002.

Universal Manufacturing and Logistics
Notes to Combined Financial Statements (continued)
12. Related Party Transactions (continued)
Share Based Payments
A small number of employees of UML participate in the Vivendi Universal S.A. share option plan. The costs associated with their participation are incurred at UMG and are not passed on to UML. Such share options were cancelled on the sale to EDC USA. Had UMG passed the costs associated with the share options of UML employees to UML in each of the years included in these Combined Financial Statements and UML accounted for these in accordance with FAS 123R, the impact on the Combined Financial Statements would have been less than $1,000 for the years ended December 31, 2004, 2003 and 2002.
Sale of Real Estate
On June 30, 2004, UML sold its factory and distribution land and buildings to Universal Verwaltungs-und Dienstleistungs GmbH and Deutsche Grammaphon Gesellschaft GmbH, UMG affiliates, for $31.9 million, which resulted in a $2.3 million loss.
In 2004, UML entered into a lease agreement with Universal Verwaltungs-und Dienstleistungs GmbH for a lease term of ten years. Rent expense for the year ended December 31, 2004 amounted to $2.0 million.
Loan to Universal International Music BV
In 2004, UML granted a short term loan of $25.7 million to Universal International Music BV, Baarn, The Netherlands. The loan bears interest at a rate of “Euribor 1 month” plus 0.6%. and paid quarterly. The loan has been repaid in May 2005.
13. Commitments and Contingencies
Commitments
UML occupies various facilities and uses certain equipment under many operating leases. Lease terms generally range from one to ten years with options to renew at varying terms. Net rent expense was approximately $6.4 million in 2004, $4.6 million in 2003 and $4.6 million in 2002.

Universal Manufacturing and Logistics
Notes to Combined Financial Statements (continued)
13. Commitments and Contingencies (continued)
UML enters into purchase commitments with jewel box suppliers for the supply of its raw materials. Such commitments are generally over a two or three year duration and subject UML to a minimum guaranteed purchase commitment. Purchases under these arrangements were $22.9 million, $15.0 million and $1.3 million for years ended December 31, 2004, 2003 and 2002, respectively.
Future minimum payments under each of these arrangements and other arrangements are as follows:

				Payment Due In
	Total	2005	2006	2007	2008	2009	Thereafter
	(Dollars in Millions)
Operating leases	$64.8	$7.5	$7.3	$7.1	$7.2	$7.3	$28.4
Purchase commitments	17.7	14.8	2.9	—	—	—	—

	$82.5	$22.3	$10.2	$7.1	$7.2	$7.3	$28.4

14. Geographical Information
Revenues (attributed to countries based on the location of the customer) and total assets relating to operations in different geographical areas are set forth below:

	Year ended December 31
	2004	2003	2002
	(Dollars in Millions)
Revenues
United States	$248.6	$215.8	$272.7
Benelux	67.7	52.8	60.3
Germany	58.0	55.2	48.9
Other Europe	18.8	13.4	8.7
Rest of world	10.0	8.4	6.2

	$403.1	$345.6	$396.8

	December 31
	2004	2003
	(Dollars in Millions)
Total assets
United States	$25.1	$31.3
Germany	63.6	74.1

	$88.7	$105.4

Universal Manufacturing and Logistics
Notes to Combined Financial Statements (continued)
15. Subsequent Events
On May 31, 2005, EDC USA and EDC Germany, both of which is an indirect subsidiary of Glenayre, collectively purchased UML subject to the Asset Purchase Agreement and the Share Purchase Agreement dated May 9, 2005 to which they are party with certain subsidiaries of UMG. The purchased assets include UMG’s manufacturing and distribution operations in Hanover, Germany, its manufacturing operations in Grover, North Carolina, and its distribution operations in Fishers, Indiana, Reno, Nevada and Wilkes-Barre, Pennsylvania. EDC is leasing all of the facilities with the exception of the manufacturing facility in Grover, North Carolina, which it owns.
The total purchase price paid at closing was $82.6 million of which $30.5 million was for the U.S. operations, $43.9 million (€35.5 million) was for the European operations, and the balance constituted transaction expenses. Additionally, UMG is obligated to purchase manufacturing and distribution services from EDC USA from 2005 through 2015.